Company no. 2067782 TERRITORY OF THE BRITISH VIRGIN ISLANDS THE BVI BUSINESS COMPANIES ACT (AS REVISED) COMPANY LIMITED BY SHARES MEMORANDUM AND ARTICLES OF ASSOCIATION OF Satellogic Inc. Incorporated on the 29th day of June 2021 Amended and Restated on the 4th day of November 2021 Amended and Restated on the 24th day of January 2022 Maples Corporate Services (BVI) Limited Kingston Chambers PO Box 173 Road Town, Tortola British Virgin Islands

Company no. 2067782 Satellogic Inc. (the "Company") NOTICE OF AMENDMENT OF THE MEMORANDUM AND ARTICLES OF ASSOCIATION OF THE COMPANY FROM THE MINUTES OF A MEETING OF THE BOARD OF DIRECTORS OF THE COMPANY HELD ON 27 FEBRUARY 2023 ___________________________________________________________________________________ Notice of Amendment of the Memorandum and Articles of Association It was resolved that the existing Clause 7.1(a) of the Company's memorandum of association be deleted in its entirety and be replaced with the following: "(a) the right to 1.472467906 votes on any Resolution of Members (the "Class B Vote Per Share") with the Class B Vote Per Share being subject to automatic adjustment as provided for in Clause 7.2 below;". Dated this 8th day of March 2023 _______________________________ For and on behalf of Maples Corporate Services (BVI) Limited Registered Agent

TERRITORY OF THE BRITISH VIRGIN ISLANDS THE BVI BUSINESS COMPANIES ACT (AS REVISED) COMPANY LIMITED BY SHARES MEMORANDUM OF ASSOCIATION OF Satellogic Inc. 1 Name The name of the Company is Satellogic Inc.. 2 Status 2.1 The Company is a company limited by shares. 2.2 The liability of each Member is limited to the amount unpaid, if any, on such Member's shares. 3 Registered Office, Registered Agent 3.1 The first Registered Office of the Company shall be at the offices of Maples Corporate Services (BVI) Limited, Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands. The Directors or Members may from time to time change the Registered Office of the Company by resolution of the Directors or Resolution of Members. 3.2 The first Registered Agent of the Company will be Maples Corporate Services (BVI) Limited of Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands. The Directors or Members may from time to time change the Registered Agent of the Company by resolution of the Directors or Resolution of Members. 4 Objects The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the laws of the British Virgin Islands. 5 Authorised Shares and Classes of Shares 5.1 The Company is authorised to issue an unlimited number of shares of US$0.0001 par value each divided into two classes as follows: (a) class A ordinary shares ("Class A Shares"); and

2 (b) class B ordinary shares ("Class B Shares"). 5.2 For the purposes of section 9 of the Statute, any rights, privileges, restrictions and conditions attaching to any of the Shares as provided for in the Memorandum and Articles are deemed to be set out and stated in full in the Memorandum. 6 Rights Attaching to Class A Shares 6.1 Each Class A Share confers on the holder: (a) the right to one (1) vote on any Resolution of Members; (b) the right to an equal share in any dividend paid by the Company in accordance with the Statute; and (c) the right to an equal share in the distribution of the surplus assets of the Company. 7 Rights Attaching to Class B Shares 7.1 Each Class B Share confers on the holder: (a) the right to 1.463844005 votes on any Resolution of Members (the "Class B Vote Per Share") with the Class B Vote Per Share being subject to automatic adjustment as provided for in Clause 7.2 below; (b) the right to an equal share in any dividend paid by the Company in accordance with the Statute; (c) the right to an equal share in the distribution of the surplus assets of the Company; and (d) the conversion rights exercisable in accordance with Clause 9 of the Memorandum. 7.2 Automatic Adjustment to Class B Vote Per Share: (a) The Class B Vote Per Share provided for in Clause 7.1(a) is subject to automatic adjustment as set forth in this Clause 7.2. (b) If before the occurrence of a Cessation Event, the Liberty Warrantholder exercises any Liberty Warrants, then the Class B Vote Per Share shall be automatically increased such that the number of votes represented by all Class B Shares is increased by the Class B Vote Ratchet, and the Class B Vote Per Share shall be increased by (i) the Class B Vote Ratchet divided by (ii) the total number of Class B Shares then issued and outstanding. Following the occurrence of a Cessation Event, there shall be no further adjustments to the Class B Votes Per Share. (c) For the purposes of this Clause 7: (i) a "Cessation Event" occurs when the Liberty Subscriber and/or its Relevant Affiliates carry out a Transfer, in the aggregate with all prior Transfers of Liberty Subscriber Shares, Liberty Subscriber Warrant Shares and Shares purchased by exercise of the Liberty Advisory Fee Warrants by the Liberty Subscriber, Liberty IM

3 and their Relevant Affiliates, to any person(s) who are not Relevant Affiliates of the Liberty Subscriber or Liberty IM economic ownership of a number of Liberty Subscriber Shares, Liberty Subscriber Warrant Shares and Shares purchased by exercise of the Liberty Advisory Fee Warrants such that the Liberty Subscriber, the Liberty IM and their Relevant Affiliates no longer hold the economic ownership in an aggregate of at least 6,666,666 Class A Shares and the term "Cessation Event" shall be construed accordingly. (ii) "Class B Vote Ratchet" means, for any Liberty Warrants being exercised by a Liberty Warrantholder, a product equal to (i) the number of Class A Shares purchased upon the exercise of Liberty Warrants by such Liberty Warrantholder, multiplied by (ii) (A) the remainder of (I) the VWAP Price, minus (II) the applicable exercise price for such Liberty Warrant, divided by (B) the VWAP Price, multiplied by (iii) (A) the number of Class B Shares issued and outstanding as of the relevant date, divided by (B) the number of Class B Shares issued and outstanding as of the Liberty Closing (adjusted for divisions of Shares, combinations of Shares and the like). For the avoidance of doubt, in the event any Liberty Warrants are exercised on a net settlement basis, the Class B Vote Ratchet with respect to such Liberty Warrants shall equal (i) the number of Class A Shares being issued to the Liberty Warrantholder in respect of such exercise multiplied by (ii) (A) the number of Class B Shares issued and outstanding as of the relevant date, divided by (B) the number of Class B Shares issued and outstanding as of the Liberty Closing (adjusted for divisions of Shares, combinations of Shares and the like). (iii) "Liberty Advisory Fee Warrants" means the warrants to purchase Class A Shares issued to the Liberty IM as an advisory fee at the Liberty Closing pursuant to the Liberty Letter Agreement. (iv) "Liberty Closing" means the date of completion of the purchase of Class A Shares and Liberty Warrants pursuant to the Liberty Subscription Agreement. (v) "Liberty IM" means Liberty 77 Capital L.P., a Delaware limited partnership and the manager of the Liberty Subscriber. (vi) "Liberty Letter Agreement" means the letter agreement dated as of January 18, 2022 (as amended, modified or supplemented from time to time) between the Company, the Liberty Subscriber and the other parties thereto. (vii) "Liberty Lock-Up Period" means the period commencing on the Liberty Closing and expiring on the first (1st) anniversary of the Merger Transaction Closing. (viii) "Liberty Subscriber" means Liberty Strategic Capital (SATL) Holdings, LLC, a Cayman Islands limited liability company (or any Permitted Transferee which is a Related Affiliated). (ix) "Liberty Subscriber Securities" means the Liberty Subscriber Shares, Liberty Warrants and the Liberty Subscriber Warrant Shares. (x) "Liberty Subscriber Shares" means the Class A Shares purchased on the Liberty Closing pursuant to the Liberty Subscription Agreement.

4 (xi) "Liberty Subscription Agreement" means the subscription agreement dated as of January 18, 2022 between CF Acquisition Corp. V, the Company and the Liberty Subscriber. (xii) "Liberty Subscriber Warrant Shares" means Class A Shares issued upon the exercise of a Liberty Warrant. (xiii) "Liberty Warrants" means the warrants to purchase Class A Shares subscribed for by the Liberty Subscriber pursuant to the Liberty Subscription Agreement and by the Liberty IM pursuant to the Liberty Letter Agreement. (xiv) "Liberty Warrantholder" means the holder of a Liberty Warrant, solely to the extent the Liberty Warrant is held by the Liberty Subscriber or a Relevant Affiliate. (xv) "Merger Agreement" means the agreement and plan of merger dated as of 5 July 2021 (as amended, modified or supplemented from time to time) among the Company, CF Acquisition Corp. V, Ganymede Merger Sub 1 Inc., Ganymede Merger Sub 2 Inc., and Nettar Group Inc. (xvi) "Merger Transactions" means the transactions contemplated by the Merger Agreement. (xvii) "Merger Transaction Closing" means the consummation of the Merger Transactions. (xviii) "Permitted Transferee" means any entity to whom Liberty Subscriber or a Permitted Transferee is permitted to Transfer Subscriber Securities prior to the expiration of the Liberty Lock-Up Period. (xix) "Relevant Affiliate" means, with respect to any specified person, any other person or group of persons acting together that, directly or indirectly, through one or more intermediaries controls, is controlled by or is under common control with such specified person (where the term "control" (and any correlative terms) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise). Notwithstanding the foregoing, in relation to the Liberty Subscriber only entities that are managed by the Liberty IM or an Affiliate of the Liberty IM shall be regarded as being Relevant Affiliates of the Liberty Subscriber. (xx) "Transfer" means: (A) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to any relevant securities; (B) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any relevant securities; and/or

5 (C) publicly announce any intention to effect any transaction specified in (A) or (B) of this definition. (xxi) "VWAP Price" means, as of any trading day during which a Warrant is exercised by Liberty Warrantholder, the volume weighted average price of a Class A Share over the course of the 30-day period ending on the trading day immediately prior to such trading day. (d) By way of illustration of how the Class B Vote Per Share shall be subject to adjustment as provided for under this Clause 7.2, if the Class B Vote Per Share is 1.5, as of the Liberty Closing, there were 12,000,000 Class B Shares issued and outstanding, as of the applicable date there are 9,000,000 Class B Shares issued and outstanding, and (prior to the occurrence of a Cessation Event), a Liberty Warrantholder purchases 1,000,000 Class A Shares pursuant to the exercise of Liberty Warrants with an exercise price of US$15.00 on a trading day when the VWAP of a Class A Share is US$20.00, the Class B Vote Ratchet will equal (i) 1,000,000, multiplied by (ii) (A) (I) US$20.00 minus (II) US$15.00, divided by (B) US$20.00, multiplied by (iii) (A) 9,000,000 divided by (B) 12,000,000, the number of votes represented by all Class B Shares will be increased by 187,500, and the Class B Vote Per Share will be increased by 187,500 divided by 9,000,000 (i.e. from 1.5, to 1.5020833). For the avoidance of doubt, if the Liberty Subscriber, the Liberty IM, or any Relevant Affiliate purchases or sells Class A Shares other than purchases in connection with the exercise of the Liberty Warrants, the Class B Vote Ratchet will not apply and there will be no change to the Class B Vote Per Share. 7.3 The Class B Shares may not be listed on any U.S. or foreign national or regional securities exchange or market. 8 Variation of Rights 8.1 All or any of the rights attached to any class of Shares (unless otherwise provided by the terms of issue of the Shares of that class) may, whether or not the Company is being wound up, be varied: (a) without the consent of the holders of the issued Shares of that class where: (i) such variation is considered by the Directors not to have a material adverse effect upon such rights; or (ii) where the Directors amend and restate the Memorandum and the Articles in a manner that creates a new class of Shares with rights and provisions ranking in priority to any existing class of Shares or carrying more votes per Share of the new class of Shares than any existing class of Shares (such new class of Shares however they may be described being herein referred to as "Preference Shares") having such rights as specified by the Board of Directors pursuant to the resolution of Directors approving the creation of such Preference Shares, and in any such resolution of Directors the Board of Directors shall agree to amend and restate the Memorandum and Articles to fully set out such rights and instruct the registered agent of the Company to file the amended and restated Memorandum and Articles with the Registrar; or

6 (b) with the sanction of a resolution passed by the holders of the Shares of that class at a separate meeting of the holders of the Shares of that class where not less than two thirds of the issued shares of that class were represented and voted to pass the resolution. To any meeting of the holders of the Shares of a class of Shares all the provisions of the Articles relating to general meetings shall apply mutatis mutandis, except that the necessary quorum shall be one person holding or representing by proxy at least two thirds of the issued Shares of the class and that any holder of Shares of the class present in person or by proxy may demand a poll. For the avoidance of doubt, the Directors reserve the right, notwithstanding that any such variation may not have a material adverse effect, to obtain consent or sanction from the holders of Shares of the relevant class. For avoidance of doubt, the Directors shall not require any approval of the Members or any class of Members in respect of the creation of Preference Shares or the issuance of Preference Shares and the related amendments to the Memorandum and Articles. For the avoidance of doubt, where the Class B Vote Per Share can no longer be subject to automatic adjustment or further automatic adjustment pursuant to Clause 7.2 any amendment of the Memorandum of Association or the Articles of Association to reflect the final Class B Vote Per Share following any automatic adjustment or automatic adjustments pursuant to Clause 7.2 and to omit any provisions of the Memorandum of Association or the Articles of Association that are then redundant shall not constitute a variation of the rights attached to any class of Shares. 8.2 For the purposes of a separate class meeting, unless otherwise prohibited by the rights conferred on the holders of a particular class of Shares, the Directors may treat two or more or all the classes of Shares as forming one class of Shares if the Directors consider that such class of Shares would be affected in the same way by the proposals under consideration, but in any other case shall treat them as separate classes of Shares. 8.3 The rights conferred upon the holders of the Shares of any class issued with preferred or other rights (shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith. 9 Conversion of Class B Shares 9.1 Each Class B Share shall be convertible into one (1) Class A Share at the option of the holder of such Class B Share at any time upon written notice to the Company. Where the Class B Share concerned was fully paid and non-assessable, the Class A Share into which it converted shall be fully paid and non-assessable. A written notice to the Company for the purpose of this Clause 9.1 may specify that the intended conversion shall take effect subject to and with effect from a transfer of the Class B Share concerned, in which case any conversion of such Class B Share shall take effect concurrent with the transfer of the Class B Share. 9.2 Each Class B Share shall automatically, without any further action on the part of the Company, any Class B Holder or any other party (other than registration pursuant to sub-Clause 9.4), convert into one (1) Class A Share: (a) upon the expiry of the period of five years from the Listing Date;

7 (b) where the Class B Holder transfers the Class B Share to a person other than a Permitted Class B Transferee; and (c) where the Class B Share concerned is transferred to a Permitted Class B Transferee and the Permitted Class B Transferee ceases to be: (i) an entity that has no members or other equity holders except the Original Class B Holder and/or persons acting on behalf of the Original Class B Holder; (ii) a Wholly-Owned Subsidiary of an entity of the kind referred to in sub-Clause (c)(i) immediately above; or (iii) a trust for the exclusive benefit of, or that is controlled by, the Original Class B Holder; or (iv) an Affiliate of the Original Class B Holder. 9.3 The Directors may, from time to time, establish such policies and procedures relating to the general administration of the Register of Members as they may deem necessary or advisable, and may request that Class B Holders furnish affidavits or other proof to the Company as they deem necessary to verify the ownership of Class B Shares. 9.4 In the event of a conversion of Class B Shares to Class A Shares pursuant to this Clause 9, such conversion shall take effect: (a) in the event of a voluntary conversion pursuant to sub-Clause 9.1, at the time that the conversion is recorded in the Register of Members following written notice of the conversion having been provided to the Company; and (b) in the event of an automatic conversion of all Class B Shares pursuant to sub-Clause 9.2 at the time that the Company registers the conversion in the Register of Members. 10 Registered Shares Only Shares may only be issued as registered shares and the Company is not authorised to issue bearer shares. Registered shares may not be exchanged for bearer shares or converted to bearer shares. 11 Interpretation Capitalised terms that are not defined in this Memorandum of Association bear the respective meanings given to them in the Articles of Association of the Company. 12 Amendments 12.1 Subject to the provisions of the Statute and the Memorandum and Articles, the Company may from time to time amend the Memorandum of Association or the Articles of Association by Resolution of Members or resolution of the Directors. A Resolution of Members to amend the Memorandum of Association or the Articles of Association shall require the affirmative vote of an absolute majority of the votes of all of the Members. This requirement is in addition to the requirements set out in Clause 8 where they apply.

8 We, Maples Corporate Services (BVI) Limited of Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands in our capacity as registered agent for the Company hereby apply to the Registrar for the incorporation of the Company this 29th day of June 2021. Incorporator (Sgd. Denery Moses) ________________________________ Denery Moses Authorised Signatory Maples Corporate Services (BVI) Limited

9 TERRITORY OF THE BRITISH VIRGIN ISLANDS THE BVI BUSINESS COMPANIES ACT (AS REVISED) COMPANY LIMITED BY SHARES ARTICLES OF ASSOCIATION OF Satellogic Inc. 1 Interpretation 1.1 In the Articles, unless there is something in the subject or context inconsistent therewith: "Affiliate" means, with respect to any specified Person, any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person, whether through one or more intermediaries or otherwise. The term “control” (including the terms “controlling”, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by Contract or otherwise. "Articles" means these articles of association of the Company. "Auditor" means the person for the time being performing the duties of auditor of the Company (if any). "Audit Committee" means the audit committee of the Company formed pursuant to Article 38.2 hereof, or any successor audit committee. "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York and the British Virgin Islands are authorised or required by law to close. "Class B Holder" means a Member holding Class B Shares. "Company" means the above named company. "Contract" means any contracts, subcontracts, agreements, arrangements, understandings, commitments, instruments, undertakings,

10 indentures, leases, mortgages and purchase orders, whether written or oral. "Directors" means the directors for the time being of the Company. "Distribution" means any distribution (including an interim or final dividend). "Electronic Record" has the same meaning as in the Electronic Transactions Act. "Electronic Transactions Act" means the Electronic Transactions Act, 2021 of the British Virgin Islands. "Exchange Act" means the United States Securities Exchange Act of 1934. "Listing Date" the date that Class A Shares (or depositary receipts therefor) are first listed or quoted on a Recognised Exchange. "Member" has the same meaning as in the Statute. "Memorandum" means the memorandum of association of the Company. "Nomination Committee" means the nomination committee of the Company formed pursuant to Article 39.1 hereof, or any successor nomination committee. "Original Class B Holder" means each Class B Holder, excluding any Class B Holder who, for the time being, only holds Class B Shares as a result of a Permitted Class B Transfer. "Permitted Class B Transferee" means a transferee of Class B Shares permitted under Article 8. "Permitted Class B Transfer" has the meaning given in Article 8.2. "Preference Shares" has the meaning given in Clause 8.1 of the Memorandum. "Recognised Exchange" has the same meaning as in the Statute. "Register of Members" means the register of Members of the Company maintained in accordance with the Statute. "Registered Agent" means the registered agent for the time being of the Company. "Registered Office" means the registered office for the time being of the Company. "Resolution of Members" means, subject to Clause 12 of the Memorandum, a resolution passed by a simple majority of the Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting. In computing the majority when a poll is

11 demanded, regard shall be had to the number of votes to which each Member is entitled by the Articles. "Seal" means the common seal of the Company and includes every duplicate seal. "SEC" means the United States Securities and Exchange Commission. "Share" means a share in the Company and includes a fraction of a share in the Company. "Statute" means the BVI Business Companies Act (As Revised) of the British Virgin Islands. "Treasury Share" means a Share held in the name of the Company as a treasury share in accordance with the Statute. 1.2 In the Articles: (a) words importing the singular number include the plural number and vice versa; (b) words importing the masculine gender include the feminine gender; (c) words importing persons include corporations as well as any other legal or natural person; (d) "written" and "in writing" include all modes of representing or reproducing words in visible form, including in the form of an Electronic Record; (e) "shall" shall be construed as imperative and "may" shall be construed as permissive; (f) references to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced; (g) any phrase introduced by the terms "including", "include", "in particular" or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms; (h) the term "and/or" is used herein to mean both "and" as well as "or." The use of "and/or" in certain contexts in no respects qualifies or modifies the use of the terms "and" or "or" in others. The term "or" shall not be interpreted to be exclusive and the term "and" shall not be interpreted to require the conjunctive (in each case, unless the context otherwise requires); (i) headings are inserted for reference only and shall be ignored in construing the Articles; (j) any requirements as to delivery under the Articles include delivery in the form of an Electronic Record;

12 (k) any requirements as to execution or signature under the Articles including the execution of the Memorandum and Articles themselves can be satisfied in the form of an electronic signature as provided for in the Electronic Transactions Act; (l) the Electronic Transactions Act shall be varied pursuant to section 5(1)(b)(i) of the Electronic Transactions Act to the extent provided for in the Articles; (m) the term "clear days" in relation to the period of a notice means that period excluding the day when the notice is received or deemed to be received and the day for which it is given or on which it is to take effect; (n) the term "holder" in relation to a Share means a person whose name is entered in the Register of Members as the holder of such Share; (o) the term "simple majority" in relation to a Resolution of Members means a majority of those entitled to vote on the resolution and actually voting on the resolution (and absent Members, Members who are present but do not vote, blanks and abstentions are not counted); (p) the term "absolute majority" in relation to a Resolution of Members means a majority of all those entitled to vote on the resolution regardless of how many actually vote or abstain; (q) an entity is a "Subsidiary" of another entity, its "Holding Company", if that other entity: (i) holds a majority of the voting rights in it; or (ii) is a member of it (or is an equity holder in an equivalent position) and has the right to appoint or remove a majority of its board of directors (or equivalent body); or (iii) is a member of it and controls, directly or indirectly through one or more intermediaries, alone or pursuant to an agreement with other members (or equity holders in an equivalent position), a majority of the voting rights in it or the right to appoint or remove a majority of its board of directors (or equivalent body), or if it is a Subsidiary of an entity that is itself a Subsidiary of that other entity; and (r) an entity is a "Wholly-Owned Subsidiary" of another entity if such other entity is its sole member (or equity holder in an equivalent position) or if such other entity through one or more Wholly-Owned Subsidiaries controls 100% of the voting rights in it or the right to appoint or remove all of the members of its board of directors (or equivalent body). 2 Commencement of Business 2.1 The business of the Company may be commenced as soon after incorporation of the Company as the Directors shall see fit. 2.2 The Directors may pay, out of any monies of the Company, all expenses incurred in the formation and establishment of the Company, including the expenses of incorporation.

13 3 Issue of Shares Subject to the Statute and the provisions, if any, in the Memorandum (and to any direction that may be given by the Company in general meeting) and without prejudice to any rights attached to any existing Shares, the Directors may allot, issue, grant options over or otherwise dispose of Shares (including fractions of a Share) with or without preferred, deferred or other rights or restrictions, whether in regard to Distribution, voting, return of investment or otherwise and to such persons, at such times, for such consideration, and on such other terms as they think proper, and may also (subject to the Statute and the Articles) vary such rights. A bonus share issued by the Company shall be deemed to have been fully paid for on issue. 4 Register of Members The Company shall maintain or cause to be maintained the Register of Members in accordance with the Statute. 5 Closing Register of Members, Fixing Record Date 5.1 Subject to any applicable rules of the Recognised Exchange on which the Company Shares are listed, in lieu of, or apart from, closing the Register of Members, the Directors may fix in advance or arrears a date as the record date for any such determination of Members entitled to vote at any meeting of the Members or any adjournment thereof, or for the purpose of determining the Members entitled to receive payment of any Distribution, or in order to make a determination of Members for any other purpose. 5.2 If the Register of Members is not so closed and no record date is fixed for the determination of Members entitled to vote at a meeting of Members or Members entitled to receive payment of a Distribution, the date on which notice of the meeting is sent or the date on which the resolution of the Directors resolving to pay such Distribution is passed, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Article, such determination shall apply to any adjournment thereof. 6 Certificates for Shares 6.1 A Member shall only be entitled to a share certificate if the Directors resolve that share certificates shall be issued. Share certificates representing Shares, if any, shall be in such form as the Directors may determine. Share certificates shall be signed by one or more Directors or other person authorised by the Directors or shall be given under Seal. The Directors may authorise certificates to be issued with the authorised signature(s) or Seal affixed by mechanical process or in accordance with the Electronic Transactions Act. All certificates for Shares shall be consecutively numbered or otherwise identified and shall specify the Shares to which they relate. All certificates surrendered to the Company for transfer shall be cancelled and subject to the Articles no new certificate shall be issued until the former certificate representing a like number of relevant Shares shall have been surrendered and cancelled. 6.2 The Company shall not be bound to issue more than one certificate for Shares held jointly by more than one person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.

14 6.3 If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and on the payment of such expenses reasonably incurred by the Company in investigating evidence, as the Directors may prescribe, and (in the case of defacement or wearing out) upon delivery of the old certificate. 6.4 Every share certificate sent in accordance with the Articles will be sent at the risk of the Member or other person entitled to the certificate. The Company will not be responsible for any share certificate lost or delayed in the course of delivery. 7 Transfer of Shares 7.1 Subject to the terms of the Articles including, without limitation Articles 7.3 and 8, any Member may transfer all or any of his Shares by an instrument of transfer. 7.2 The instrument of transfer of any Share shall be in writing and shall be executed by or on behalf of the transferor (and if registration as a holder of the Shares imposes a liability to the Company on the transferee, signed by or on behalf of the transferee) and contain the name and address of the transferee. The transferor shall be deemed to remain the holder of a Share until the name of the transferee is entered in the Register of Members. 7.3 Where the Shares concerned are listed on a Recognised Exchange: (a) Articles 7.1 and 7.2 shall not apply; and (b) the Shares may be transferred without the need for a written instrument of transfer if the transfer is carried out in accordance with the law, rules, procedures and other requirements applicable to shares listed on the Recognised Exchange. 8 Restrictions on Transfer of Class B Shares 8.1 A Class B Holder shall not transfer or otherwise dispose of any Class B Share or any interest in any Class B Share, except as permitted by this Article and applicable securities laws. 8.2 A transfer by a Class B Holder of Class B Shares is permitted (such a transfer, a "Permitted Class B Transfer") where: (a) the transfer is to an entity that has no members (or other equity holders) except the Original Class B Holder and/or persons acting on behalf of the Original Class B Holder; (b) the transfer is to a Wholly-Owned Subsidiary of an entity of the kind referred to in sub- Article (a) immediately above; (c) the transfer is to a trust for the exclusive benefit of, or that is controlled by, the Original Class B Holder; or (d) the transfer is to an Affiliate of the Class B Holder. 8.3 A Class B Holder holding Class B Shares as a result of a transfer by an Original Class B Holder pursuant to Article 8.2 or a transfer by a Class B Holder pursuant to Article 8.2 may transfer all or any of such Class B Shares back to that Original Class B Holder or another Permitted Class B Transferee without restriction.

15 8.4 An Original Class B Holder may transfer Class B Shares to any persons who are Permitted Class B Transferees in respect of such Original Class B Holder. 9 Redemption, Repurchase and Surrender of Shares 9.1 Subject to the provisions of the Statute (save that sections 60 and 61 of the Statute shall not apply to the Company) and, where applicable, the rules of the Recognised Exchange, the terms attached to Shares, as specified in the Memorandum and the Articles, may provide for such Shares to be redeemed or to be liable to be redeemed at the option of the Member or the Company on such terms as so specified. 9.2 Subject to the provisions of the Statute (save that sections 60 and 61 of the Statute shall not apply to the Company) and, where applicable, the rules of the Recognised Exchange, the Company may purchase or otherwise acquire its own Shares (including any redeemable Shares) in such manner and on such other terms as the Directors may agree with the relevant Member. 9.3 The Company may make a payment in respect of the redemption, purchase or other acquisition of its own Shares in any manner permitted by the Statute. 9.4 The Directors may accept the surrender for no consideration of any fully paid Share including, for the avoidance of doubt, a Treasury Share. Any such surrender shall be in writing and signed by the Member holding the Share or Shares. 10 Treasury Shares Subject to the Statute, the Directors may, prior to the purchase, redemption or surrender of any Share, resolve that such Share shall be held as a Treasury Share. 11 Commission on Sale of Shares The Company may pay a commission to any person in consideration of his subscribing or agreeing to subscribe (whether absolutely or conditionally) or procuring or agreeing to procure subscriptions (whether absolutely or conditionally) for any Shares. Such commissions may be satisfied by the payment of cash and/or, subject to the Statute, the issue of fully or partly paid-up Shares. The Company may also on any issue of Shares pay such brokerage as may be lawful. 12 Non Recognition of Trusts The Company shall not be bound by or compelled to recognise in any way (even when notified) any equitable, contingent, future or partial interest in any Share, or (except only as is otherwise provided by the Articles or the Statute) any other rights in respect of any Share other than an absolute right to the entirety thereof in the holder. 13 Forfeiture of Shares 13.1 If a call or instalment of a call remains unpaid after it has become due and payable the Directors may give to the person from whom it is due not less than fourteen clear days' notice requiring payment of the amount unpaid together with any interest which may have accrued and any expenses incurred by the Company by reason of such non-payment. The notice shall specify where payment is to be made and shall state that if the notice is not complied with the Shares in respect of which the call was made will be liable to be forfeited.

16 13.2 If the notice is not complied with, any Share in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the Directors. Such forfeiture shall include all Distributions or other monies payable in respect of the forfeited Share and not paid before the forfeiture. 13.3 A forfeited Share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the Directors think fit. Where for the purposes of its disposal a forfeited Share is to be transferred to any person the Directors may authorise some person to execute an instrument of transfer of the Share in favour of that person. 13.4 A person any of whose Shares have been forfeited shall cease to be a Member in respect of them and shall surrender to the Company for cancellation the certificate for the Shares forfeited. 13.5 A certificate in writing under the hand of one Director or officer of the Company that a Share has been forfeited on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the Share. The certificate shall (subject to the execution of an instrument of transfer) constitute a good title to the Share and the person to whom the Share is sold or otherwise disposed of shall not be bound to see to the application of the purchase money, if any, nor shall his title to the Share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the Share. 13.6 The provisions of the Articles as to forfeiture shall apply in the case of non payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time as if it had been payable by virtue of a call duly made and notified. 14 Transmission of Shares 14.1 If a Member dies the survivor or survivors (where he was a joint holder) or his legal personal representatives (where he was a sole holder), shall be the only persons recognised by the Company as having any title to his Shares. 14.2 Any person becoming entitled to a Share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may be required by the Directors, elect, by a notice in writing sent by him to the Company, either to become the holder of such Share or to have some person nominated by him registered as the holder of such Share. If he elects to have another person registered as the holder of such Share he shall sign an instrument of transfer of that Share to that person. 14.3 A person becoming entitled to a Share by reason of the death or bankruptcy or liquidation or dissolution of a Member (or in any other case than by transfer) shall be entitled to the same Distributions and other advantages to which he would be entitled if he were the holder of such Share. However, he shall not, before becoming a Member in respect of a Share, be entitled in respect of it to exercise any right conferred by membership in relation to general meetings of the Company and the Directors may at any time give notice requiring any such person to elect either to be registered himself or to have some person nominated by him be registered as the holder of the Share. If the notice is not complied with within ninety days of being received or deemed to be received (as determined pursuant to the Articles) the Directors may thereafter withhold payment of all Distributions or other monies payable in respect of the Share until the requirements of the notice have been complied with.

17 15 General Meetings 15.1 All general meetings other than annual general meetings shall be called extraordinary general meetings. 15.2 The Company shall in each year hold a general meeting as its annual general meeting, and, where called, shall specify the meeting as such in the notices calling it. Any annual general meeting shall be held at such time and place as the Directors shall appoint. 15.3 The Directors may call general meetings, and they shall on a Members' requisition forthwith proceed to convene an extraordinary general meeting of the Company. 15.4 A Members' requisition is a requisition of Members holding at the date of deposit of the requisition not less than thirty per cent. of the voting rights in respect of the matter for which the meeting is requested. 15.5 The Members' requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the Registered Office, and may consist of several documents in like form each signed by one or more requisitionists. 15.6 If there are no Directors as at the date of the deposit of the Members' requisition or if the Directors do not within twenty-one days from the date of the deposit of the Members' requisition duly proceed to convene a general meeting to be held within a further twenty-one days, the requisitionists may themselves convene a general meeting, but any meeting so convened shall be held no later than the day which falls three months after the expiration of the said twenty-one day period. 15.7 A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors. 15.8 Members seeking to bring business before the annual general meeting must deliver notice to the principal executive offices of the Company not later than the close of business on the 90th day or earlier than the close of business on the 120th day prior to the scheduled date of the annual general meeting. Members seeking to nominate candidates for election as Directors at the annual general meeting must comply with the requirements of Article 25. 16 Notice of General Meetings 16.1 At least ten clear days' notice shall be given of any general meeting. Every notice shall specify the place, the day and the hour of the meeting and the general nature of the business to be conducted at the general meeting and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company, provided that a general meeting of the Company shall, whether or not the notice specified in this Article has been given and whether or not the provisions of the Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed: (a) in the case of an annual general meeting, by all of the Members entitled to attend and vote thereat; and (b) in the case of an extraordinary general meeting, by a majority in number of the Members having a right to attend and vote at the meeting, together holding not less than ninety five

18 per cent. in par value (if all the issued Shares have a par value), or otherwise by number of the Shares giving that right. 16.2 Notwithstanding any other provision of the Articles, the accidental omission to give notice of a general meeting to, or the non receipt of notice of a general meeting by, any person entitled to receive such notice, or the accidental failure to refer in any notice or other document to a meeting as an "annual general meeting" or "extraordinary general meeting", as the case may be, shall not invalidate the proceedings of that general meeting. 17 Proceedings at General Meetings 17.1 A quorum is present at a general meeting of Members if, at the commencement of the meeting, there are present in person or by proxy Members whose Shares represent a majority of the votes of the Shares entitled to vote on Resolutions of Members to be considered at the meeting. If such a quorum be present, notwithstanding the fact that such quorum may be represented by only one person, then such person may resolve any matter, and a certificate signed by such person, accompanied where such person is a proxy by a copy of the proxy forms, shall constitute a valid Resolution of Members. 17.2 A person may participate at a general meeting by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other. Participation by a person in a general meeting in this manner is treated as presence in person at that meeting. 17.3 Any Resolution of Members must be passed at a general meeting of the Members. No Resolution of Members may be passed by means of a Resolution of Members consented to in writing. 17.4 If a quorum is not present within half an hour from the time appointed for the meeting to commence or if during such a meeting a quorum ceases to be present, the meeting, if convened upon a Members' requisition, shall be dissolved and in any other case it shall stand adjourned to the same day in the next week at the same time and/or place or to such other day, time and/or place as the Directors may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting to commence, the Members present shall be a quorum. 17.5 The Directors may, at any time prior to the time appointed for the meeting to commence, appoint any person to act as chairman of a general meeting of the Company or, if the Directors do not make any such appointment, the chairman, if any, of the board of Directors shall preside as chairman at such general meeting. If there is no such chairman, or if he shall not be present within fifteen minutes after the time appointed for the meeting to commence, or is unwilling to act, the Directors present shall elect one of their number to be chairman of the meeting. 17.6 If no Director is willing to act as chairman or if no Director is present within fifteen minutes after the time appointed for the meeting to commence, the Members present shall choose one of their number to be chairman of the meeting. 17.7 The chairman may, with the consent of a meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

19 17.8 When a general meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Otherwise it shall not be necessary to give any such notice of an adjourned meeting. 17.9 A resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is demanded. 17.10 A poll may be demanded by any Member present in person or by proxy and if so demanded the poll shall be taken as the chairman directs, and the result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded. 17.11 A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such date, time and place as the chairman of the general meeting directs, and any business other than that upon which a poll has been demanded or is contingent thereon may proceed pending the taking of the poll. 17.12 In the case of an equality of votes, whether on a show of hands or on a poll, the chairman shall not be entitled to a second or casting vote. 18 Votes of Members 18.1 Subject to any rights or restrictions attached to any Shares, including as set out in Clause 7 of the Memorandum, on a show of hands every Member who is present in person or by proxy shall have one vote and on a poll every Member present in any such manner shall have one vote for every Share of which he is the holder. 18.2 In the case of joint holders the vote of the senior holder who tenders a vote, whether in person or by proxy shall be accepted to the exclusion of the votes of the other joint holders, and seniority shall be determined by the order in which the names of the holders stand in the Register of Members. 18.3 A Member of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, receiver, curator bonis, or other person on such Member's behalf appointed by that court, and any such committee, receiver, curator bonis or other person may vote by proxy. 18.4 No person shall be entitled to vote at any general meeting unless he is registered as a Member on the record date for such meeting nor unless all calls or other monies then due and payable by him in respect of Shares have been paid. 18.5 No objection shall be raised as to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at the meeting shall be valid. Any objection made in due time in accordance with this Article shall be referred to the chairman whose decision shall be final and conclusive. 18.6 On a poll or on a show of hands votes may be cast either personally or by proxy. A Member may appoint more than one proxy or the same proxy under one or more instruments to attend and vote at a meeting. Where a Member appoints more than one proxy the instrument of proxy shall state which proxy is entitled to vote on a show of hands and shall specify the number of Shares in respect of which each proxy is entitled to exercise the related votes.

20 18.7 On a poll, a Member holding more than one Share need not cast the votes in respect of his Shares in the same way on any resolution and therefore may vote a Share or some or all such Shares either for or against a resolution and/or abstain from voting a Share or some or all of the Shares and, subject to the terms of the instrument appointing him, a proxy appointed under one or more instruments may vote a Share or some or all of the Shares in respect of which he is appointed either for or against a resolution and/or abstain from voting a Share or some or all of the Shares in respect of which he is appointed. 19 Proxies 19.1 The Directors may, in the notice convening any meeting or adjourned meeting, or in an instrument of proxy sent out by the Company, specify the manner by which the instrument appointing a proxy shall be deposited and the place and the time (being not later than the time appointed for the commencement of the meeting or adjourned meeting to which the proxy relates) at which the instrument appointing a proxy shall be deposited. In the absence of any such direction from the Directors in the notice convening any meeting or adjourned meeting or in an instrument of proxy sent out by the Company, the instrument appointing a proxy shall be produced at the place appointed for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote. 19.2 The chairman may in any event at his discretion declare that an instrument of proxy shall be deemed to have been duly deposited. An instrument of proxy that is not deposited in the manner permitted, or which has not been declared to have been duly deposited by the chairman, shall be invalid. 19.3 The instrument appointing a proxy may be in any usual or common form (or such other form as the Directors may approve) and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked. An instrument appointing a proxy shall be deemed to include the power to demand or join or concur in demanding a poll. 19.4 Votes given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the Share in respect of which the proxy is given unless notice in writing of such death, insanity, revocation or transfer was received by the Company at the Registered Office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy. 20 Corporate Members 20.1 Any corporation or other non-natural person which is a Member may in accordance with its constitutional documents, or in the absence of such provision by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Member. 20.2 If a clearing house (or its nominee(s)), being a corporation, is a Member, it may authorise such persons as it sees fit to act as its representative at any meeting of the Company or at any meeting of any class of Members provided that the authorisation shall specify the number and class of Shares in respect of which each such representative is so authorised. Each person so authorised under the provisions of this Article shall be deemed to have been duly authorised without further

21 evidence of the facts and be entitled to exercise the same rights and powers on behalf of the clearing house (or its nominee(s)) as if such person was the registered holder of such Shares held by the clearing house (or its nominee(s)). 21 Shares that May Not be Voted Shares in the Company that are beneficially owned by the Company (including Treasury Shares) shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding Shares at any given time. 22 Directors The Company shall have not less than three Directors at all times. Subject to the requirement that the Company shall have not less than three Directors, the maximum number of Directors may be fixed either by a resolution of Directors or a Resolution of Members, provided that if the maximum number of directors is fixed by a Resolution of Members, then any change to the maximum number of directors shall only be made by a Resolution of Members. 23 Powers and Duties of Directors 23.1 Subject to the provisions of the Statute, the Memorandum and the Articles and to any directions given by Resolution of Members, the business of the Company shall be managed by the Directors who may exercise all the powers of the Company. No alteration of the Memorandum or Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given. A duly convened meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors. 23.2 All cheques, promissory notes, drafts, bills of exchange and other negotiable or transferable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall determine by resolution. 23.3 The Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance. 23.4 The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and assets (present and future) and to issue debentures, debenture stock, mortgages, bonds and other such securities whether outright or as security for any debt, liability or obligation of the Company or of any third party. 23.5 A Director, in exercising his powers or performing his duties, shall act honestly and in good faith and in what the Director believes to be in the best interests of the Company. 23.6 Section 175 of the Statute shall not apply to the Company. 24 Appointment and Removal of Directors 24.1 Subject to the requirements of Article 25, the Company may by Resolution of Members appoint any person to be a Director provided that the appointment does not cause the number of Directors to

22 exceed any number fixed by or in accordance with the Articles as the maximum number of Directors. 24.2 The Directors shall be divided into three classes: Class I, Class II and Class III. The number of Directors in each class shall be as nearly equal as possible. The first Class I Directors shall stand elected for a term expiring at the time of the election of Directors at the Company's first annual general meeting or if no Directors are elected at the Company's first annual general meeting, at the conclusion of the Company's first annual general meeting, the first Class II Directors shall stand elected for a term expiring at the time of the election of Directors at the Company’s second annual general meeting or if no Directors are elected at the Company's second annual general meeting, at the conclusion of the Company's second annual general meeting and the first Class III Directors shall stand elected for a term expiring at the time of the election of Directors at Company’s third annual general meeting or if no Directors are elected at the Company's third annual general meeting, at the conclusion of the Company's third annual general meeting. Commencing at the Company’s first annual general meeting, and at each annual general meeting thereafter, Directors elected to succeed those Directors whose terms expire shall be elected by Resolution of Members for a term of office to expire at the third succeeding annual general meeting after their election. 24.3 Except as the Statute or other applicable law may otherwise require, in the interim between annual general meetings or extraordinary general meetings called for the election of Directors and/or the removal of one or more Directors and the filling of any vacancy in that connection, additional Directors and any vacancies in the board of Directors, including unfilled vacancies resulting from the removal of Directors for Cause, may be filled by the vote of a majority of the remaining Directors then in office, although less than a quorum (as defined in the Articles), or by the sole remaining Director. All such Directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified. A Director elected to fill a vacancy resulting from the death, resignation or removal of a Director shall serve for the remainder of the full term of the Director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified. 24.4 The Company may by Resolution of Members or a resolution of Directors (passed by all of the Directors other than the Director who is the subject of the resolution concerning removal of a Director) remove any Director only with Cause. For the purposes of this Article 24 "Cause" shall mean removal of a Director because of: (a) such Director's wilful and continued failure to substantially perform his duties as a Director; (b) such Director's wilful conduct which is significantly injurious to the Company, monetarily or otherwise, (c) such Director's being convicted or investigated in a criminal proceeding (other than traffic violations and other minor offenses); (d) such Director's being censured or subject to equivalent action by any Recognised Exchange (including a pending proceeding); and/or (e) a petition under the bankruptcy of insolvency laws of any jurisdiction being filed against such Director or there is an appointment of a receiver (or similar officer) by a court for the business or property of, such Director. 24.5 Sections 114(2) and 114(3) of the Statute shall not apply to the Company.

23 25 Notice of Nominations for Election to the Board of Directors 25.1 Nominations of any individual for election to the board of Directors at an annual general meeting or an extraordinary general meeting (but only if the election of Directors is a matter specified in the notice of meeting given by or at the direction of the Person calling such meeting) may be made at such meeting only: (a) by or at the direction of the board of Directors, including by any committee or persons authorised to do so by the board of Directors or these Articles; or (b) by a Member present in person: (i) who was a Member both at the time of giving the notice provided for in Article 25 and at the time of the meeting; (ii) is entitled to vote at the meeting; (iii) has complied with this Article 25 as to such notice and nomination. 25.2 For purposes of this Article 25: (a) "Disclosable Interests" with respect to a Member, means: (i) the full notional amount of any securities that, directly or indirectly, underlie any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a- 1(b) under the Exchange Act) and that is, directly or indirectly, held or maintained by such Member with respect to any Shares of any class or series of Shares; (ii) any rights to dividends on the Shares of any class or series of Shares of the Company owned beneficially by such Member that are separated or separable from the underlying Shares; (iii) any material pending or threatened legal proceeding in which such Member is a party or material participant involving the Company or any of its officers or Directors, or any Affiliate of the Company; (iv) any other material relationship between such Member, on the one hand, and the Company or any Affiliate of the Company, on the other hand; (v) any direct or indirect material interest in any material contract or agreement of such Member with the Company or any Affiliate of the Company (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement); (vi) a representation that such Member intends or is part of a group that intends to deliver a proxy statement or form of proxy to holders of at least the percentage of the Company’s outstanding shares required to approve or adopt the proposal or otherwise solicit proxies from shareholders in support of such proposal; and

24 (vii) any other information relating to such Member that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Member in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act, provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Member solely as a result of being the shareholder directed to prepare and submit the notice required by these Articles on behalf of a beneficial owner of Shares. (b) "Member Information" with respect to a Member, means: (i) the name and address of the Member (including, if applicable, the name and address that appear on the Register of Members); and (ii) the class or series and number of Shares that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Member, except that such Member shall in all events be deemed to beneficially own any Shares of any class or series as to which such Member has a right to acquire beneficial ownership at any time in the future; (c) "Nominating Person" means: (i) the Member providing the notice of the nomination for election of a Director proposed to be made at the general meeting of the Members; and (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made; and (iii) any other participant in such solicitation; (d) "present in person" shall mean that the Member proposing that the business be brought before the meeting of the Company, or a qualified representative of such Member, appear at such meeting; (e) a "qualified representative" of such proposing Member shall be a duly authorised officer, manager or partner of such Member or any other person authorised by a writing executed by such Member or an electronic transmission delivered by such Member to act for such Member as proxy at the meeting of Members and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of Members; (f) "Securities Act" means the United States Securities Act of 1933; and (g) "Timely Notice" means: (i) in the case of a general meeting of the Members that is an annual general meeting of the Members a notice given not earlier than one hundred twenty (120) days prior to the general meeting and not later than the later of ninety (90) days prior to the

25 general meeting and the tenth (10th) day following the day on which public disclosure of the date of the general meeting is first made by the Company, where the Company is required to make public disclosure of the date of the general meeting in accordance with the rules of any Recognised Exchange; or (ii) in the case of a general meeting of the Members that is not an annual general meeting of the Members a notice given not earlier than one hundred twenty (120) days prior to the general meeting and not later than the later of ninety (90) days prior to the general meeting and the tenth (10th) day following the day on which public disclosure of the date of the general meeting is first made by the Company, where the Company is required to make public disclosure of the date of the general meeting in accordance with the rules of any Recognised Exchange. 25.3 Without qualification, for a Member to make any nomination of an individual or individuals for election to the board of Directors at an annual general meeting, the Member must: (a) provide Timely Notice thereof in writing and in proper form to the Company; (b) provide the information, agreements and questionnaires with respect to such Member and its candidate for nomination as required to be set forth by this Article 25; and (c) provide any updates or supplements to such notice at the times and in the forms required by this Article 25. 25.4 Without qualification, if the election of Directors is a matter specified in the notice of general meeting given by or at the direction of the Person calling a general meeting that is not an annual general meeting, then for a Member to make any nomination of an individual or individuals for election to the board of Directors at a general meeting, the Member must: (a) provide Timely Notice thereof in writing and in proper form to the Company; (b) provide the information with respect to such Member and its candidate for nomination as required by this this Article 25; and (c) provide any updates or supplements to such notice at the times and in the forms required by this this Article 25. 25.5 In no event shall any adjournment or postponement of an annual general meeting or extraordinary general meeting or the announcement thereof commence a new time period for the giving of a Members' notice as described above. 25.6 In no event may a Nominating Person (as defined below) provide Timely Notice with respect to a greater number of Director candidates than are subject to election by Members at the applicable meeting. If the Company shall, subsequent to such notice, increase the number of Directors subject to election at the meeting, such notice as to any additional nominees shall be due on the later of: (a) the conclusion of the time period for Timely Notice; (b) the date set forth in Article 25.4; or

26 (c) the tenth (10th) day following the date of public disclosure of the date of the general meeting is first made by the Company, where the Company is required to make public disclosure of the date of the general meeting in accordance with the rules of any Recognised Exchange of such increase. 25.7 To be in proper form for purposes of this Article 25, a Member's notice to the Company must set forth: (a) as to each Nominating Person, the Member Information; (b) as to each Nominating Person, any Disclosable Interests; and (c) as to each candidate whom a Nominating Person proposes to nominate for election as a director: (i) all information with respect to such candidate for nomination that would be required to be set forth in a Member's notice pursuant to this Article 25 if such candidate for nomination were a Nominating Person; (ii) all information relating to such candidate for nomination that is required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to section 14(a) under the Exchange Act (including such candidate's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (iii) a description of any direct or indirect material interest in any material contract or agreement between or among any Nominating Person, on the one hand, and each candidate for nomination or his or her respective associates or any other participants in such solicitation, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K of the Securities Act if such Nominating Person were the "registrant" for purposes of such rule and the candidate for nomination were a director or executive officer of such registrant; and (iv) a completed and signed questionnaire, representation and agreement as provided in Article 25.10. 25.8 A Member providing notice of any nomination proposed to be made at a general meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Article 25 shall be true and correct as of the record date for Members entitled to vote at the meeting and as of the date that is ten (10) Business Days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be notified to the Company not later than five (5) Business Days after the record date for Members entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) Business Days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) Business Days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this Article 25.8 or any other provision of these

27 Articles shall not limit the Company's rights with respect to any deficiencies in any notice provided by a Member, extend any applicable deadlines under this Article 25.8 or enable or be deemed to permit a Member who has previously submitted notice under this Article 25 to amend or update any nomination or to submit any new nomination. 25.9 In addition to the requirements of this Article 25 with respect to any nomination proposed to be made at a general meeting of the Members, each Nominating Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations. 25.10 To be eligible to be a candidate for election as a Director at an annual or extraordinary general meeting, a candidate must be nominated in the manner prescribed in this Article 25 and the candidate for nomination, whether nominated by or at the direction of the board of Directors or by a Member, must have previously delivered (in accordance with the time period prescribed for delivery in a notice to such candidate given by or on behalf of the Board of Directors), to the Company: (a) a completed written questionnaire (in a form provided by the Company) with respect to the background, qualifications, stock ownership and independence of such proposed nominee; (b) a written representation and agreement (in form provided by the Company) that such candidate for nomination: (i) is not and, if elected as a Director during his or her term of office, will not become a party to: (A) any agreement, arrangement or understanding with, and has not given and will not give any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Company, will act or vote on any issue or question (a "Voting Commitment"); or (B) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a Director, with such proposed nominee’s fiduciary duties under law; (ii) is not, and will not become a party to, any agreement, arrangement or understanding with any person other than the Company with respect to any direct or indirect compensation or reimbursement for service as a director that has not been disclosed to the Company; and (iii) if elected as a Director, will comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the Company applicable to directors and in effect during such individual’s term in office as a director (and, if requested by any candidate for nomination, the Company shall provide to such candidate for nomination all such policies and guidelines then in effect). 25.11 The board of Directors may also require any proposed candidate for nomination as a Director to furnish such other information as may reasonably be requested by the board of Directors in writing prior to the meeting of Members at which such candidate's nomination is to be acted upon in order for the board of Directors to determine the eligibility of such candidate for nomination to be an

28 independent director of the Company in accordance with the Company's corporate governance guidelines. 25.12 A candidate for nomination as a Director shall further update and supplement the materials delivered pursuant to this Article 25, if necessary, so that the information provided or required to be provided pursuant to this Article 25 shall be true and correct as of the record date for Members entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Company not later than five (5) Business Days after the record date for Members entitled to vote at the general meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) Business Days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the general meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) Business Days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this Article 25 or any other provision of these Articles shall not limit the Company's rights with respect to any deficiencies in any notice provided by a Member, extend any applicable deadlines under this Article 25 or enable or be deemed to permit a Member who has previously submitted notice under this Article 25 to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business or resolutions proposed to be brought before a general meeting of the Members. 25.13 No candidate shall be eligible for nomination as a Director unless such candidate for nomination and the Nominating Person seeking to place such candidate's name in nomination has complied with this Article 25. The officer of the Company presiding over the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with this Article 25, and if he or she should so determine, he or she shall so declare such determination to the meeting, the defective nomination shall be disregarded and any ballots cast for the candidate in question (but in the case of any form of ballot listing other qualified nominees, only the ballots cast for the nominee in question) shall, to the fullest extent permitted by law, be void and of no force or effect. 26 Vacation of Office of Director The office of a Director shall be vacated if: (a) the Director gives notice in writing to the Company that he resigns the office of Director; or (b) the Director absents himself from three consecutive meetings of the board of Directors without special leave of absence from the Directors, and the Directors pass a resolution that he has by reason of such absence vacated office; or (c) the Director dies, becomes bankrupt or makes any arrangement or composition with his creditors generally; or (d) the Director is found to be or becomes of unsound mind; (e) the Director is removed from office for Cause pursuant to a Resolution of Members or a resolution of Directors passed in accordance with the requirements of Article 24.4; or (f) the Director becomes disqualified to act as a Director under section 111 of the Statute.

29 27 Proceedings of Directors 27.1 The quorum for the transaction of the business of the Directors shall be a majority of the Directors present in person if there are two or more Directors, and shall be one if there is only one Director. 27.2 Subject to the provisions of the Articles, the Directors may regulate their proceedings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In the case of an equality of votes, the chairman shall not have a second or casting vote. 27.3 A person may participate in a meeting of the Directors or a meeting of any committee of Directors by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other at the same time. Participation by a person in a meeting in this manner is treated as presence in person at that meeting. Unless otherwise determined by the Directors the meeting shall be deemed to be held at the place where the chairman is located at the start of the meeting. 27.4 A resolution in writing (in one or more counterparts) signed by a majority of the Directors or a majority of the members of a committee of the Directors or, in the case of a resolution in writing relating to the removal of any Director or the vacation of office by any Director, all of the Directors other than the Director who is the subject of such resolution shall be as valid and effectual as if it had been passed at a meeting of the Directors, or committee of Directors as the case may be, duly convened and held. 27.5 A Director may, or other officer of the Company on the direction of a Director shall, call a meeting of the Directors by at least two days' notice in writing to every Director which notice shall set forth the general nature of the business to be considered unless notice is waived by all the Directors either at, before or after the meeting is held. To any such notice of a meeting of the Directors all the provisions of the Articles relating to the giving of notices by the Company to the Members shall apply mutatis mutandis. 27.6 The continuing Directors (or a sole continuing Director, as the case may be) may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to the Articles as the necessary quorum of Directors the continuing Directors or Director may act for the purpose of increasing the number of Directors to be equal to such fixed number, or of summoning a general meeting of the Company, but for no other purpose. 27.7 The Directors may elect a chairman of their board and determine the period for which he is to hold office; but if no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for the meeting to commence, the Directors present may choose one of their number to be chairman of the meeting. 27.8 All acts done by any meeting of the Directors or of a committee of the Directors shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any Director, and/or that they or any of them were disqualified, and/or had vacated their office and/or were not entitled to vote, be as valid as if every such person had been duly appointed and/or not disqualified to be a Director and/or had not vacated their office and/or had been entitled to vote, as the case may be.

30 28 Presumption of Assent A Director who is present at a meeting of the board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the chairman or secretary of the meeting before the adjournment thereof or shall forward such dissent by registered post to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favour of such action. 29 Directors' Interests 29.1 A Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine. 29.2 A Director may act by himself or by, through or on behalf of his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director. 29.3 A Director may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as a shareholder, a contracting party or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company. 29.4 No person shall be disqualified from the office of or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director shall be in any way interested be or be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by or arising in connection with any such contract or transaction by reason of such Director holding office or of the fiduciary relationship thereby established. A Director shall be at liberty to vote in respect of any contract or transaction in which he is interested provided that the nature of the interest of any Director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote thereon. 29.5 Any notice that a Director is a shareholder, director, officer or employee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be deemed a general notice of such interest for the purposes of the Statute and be sufficient disclosure for the purposes of voting on a resolution in respect of a contract or transaction in which he has an interest, and after such general notice it shall not be necessary to give a general or special notice relating to any particular transaction. 30 Minutes The Directors shall cause minutes to be made in books kept for the purpose of all appointments of officers made by the Directors, all proceedings at meetings of the Company or the holders of any class of Shares and of the Directors, and of committees of the Directors, including the names of the Directors present at each meeting.

31 31 Delegation of Directors' Powers 31.1 Subject to the Statute, the Directors may delegate any of their powers, authorities and discretions, including the power to sub-delegate, to any committee consisting of one or more Directors. They may also, subject to the Statute, delegate to any managing director or any Director holding any other executive office such of their powers, authorities and discretions as they consider desirable to be exercised by any managing director or any Director holding any other executive office provided the appointment of a managing director shall be revoked forthwith if he ceases to be a Director. Any such delegation may be made subject to any conditions the Directors may impose and either collaterally with or to the exclusion of their own powers and any such delegation may be revoked or altered by the Directors. Subject to any such conditions, the proceedings of a committee of Directors shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying. 31.2 Subject to the Statute, the Directors may establish any committees, local boards or agencies or appoint any person to be a manager or agent for managing the affairs of the Company and may appoint any person to be a member of such committees, local boards or agencies. Any such appointment may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers and any such appointment may be revoked or altered by the Directors. Subject to any such conditions, the proceedings of any such committee, local board or agency shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying. 31.3 Subject to the Statute, the Directors may by power of attorney or otherwise appoint any person to be the agent of the Company on such conditions as the Directors may determine, provided that the delegation is not to the exclusion of their own powers and may be revoked by the Directors at any time. 31.4 Subject to the Statute, the Directors may by power of attorney or otherwise appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or authorised signatory of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under the Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorneys or authorised signatories as the Directors may think fit and may also authorise any such attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in him. 31.5 The Directors may appoint such officers of the Company (including, for the avoidance of doubt and without limitation, any secretary) as they consider necessary on such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors may think fit. Unless otherwise specified in the terms of his appointment an officer of the Company may be removed by resolution of the Directors or Resolution of Members. An officer of the Company may vacate his office at any time if he gives notice in writing to the Company that he resigns his office. 32 No Alternate Directors 32.1 A Director may not appoint any person as an alternate director.

32 33 No Minimum Shareholding No Director shall be required to hold Shares. 34 Remuneration of Directors 34.1 The remuneration to be paid to the Directors, if any, shall be such remuneration as the Directors shall determine. The Directors shall also be entitled to be paid all travelling, hotel and other expenses properly incurred by them in connection with their attendance at meetings of Directors or committees of Directors, or general meetings of the Company, or separate meetings of the holders of any class of Shares or debentures of the Company, or otherwise in connection with the business of the Company or the discharge of their duties as a Director, or to receive a fixed allowance in respect thereof as may be determined by the Directors, or a combination partly of one such method and partly the other. 34.2 The Directors may by resolution approve additional remuneration to any Director for any services which in the opinion of the Directors go beyond his ordinary routine work as a Director. Any fees paid to a Director who is also counsel, attorney or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to his remuneration as a Director. 35 Seal 35.1 The Company shall have a Seal. The Seal shall only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors. 35.2 The Company may have for use in any place or places outside the British Virgin Islands a duplicate Seal or Seals each of which shall be a facsimile of the Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used. 35.3 A Director or officer, representative or attorney of the Company may without further authority of the Directors affix the Seal over his signature alone to any document of the Company required to be authenticated by him under seal or to be filed wheresoever. 36 Dividends, Distributions and Reserve 36.1 Subject to the Statute and this Article and except as otherwise provided by the rights attached to any Shares, the Directors may resolve to pay Distributions on Shares in issue and authorise payment of the Distributions out of the funds of the Company lawfully available therefor. A dividend shall be deemed to be an interim dividend unless the terms of the resolution pursuant to which the Directors resolve to pay such dividend specifically state that such dividend shall be a final dividend. No Distribution shall be authorised if such Distribution would cause the Company or its Directors to be in breach of the Statute. 36.2 The Directors may deduct from any Distribution payable to any Member all sums of money (if any) payable by him to the Company on account of calls or otherwise. 36.3 The Directors may resolve that any Distribution or redemption be paid wholly or partly by the distribution of specific assets and in particular (but without limitation) by the distribution of shares, debentures, or securities of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional Shares and may fix the value for distribution of

33 such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the basis of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees in such manner as may seem expedient to the Directors. 36.4 Except as otherwise provided by the rights attached to any Shares, Distributions may be paid in any currency. The Directors may determine the basis of conversion for any currency conversions that may be required and how any costs involved are to be met. 36.5 The Directors may, before resolving to pay any Distribution, set aside such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for any purpose of the Company and pending such application may, at the discretion of the Directors, be employed in the business of the Company. 36.6 Any Distribution, redemption payment, interest or other monies payable in cash in respect of Shares may be paid by wire transfer to the holder or by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of the holder who is first named on the Register of Members or to such person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any dividends, other Distributions, bonuses, or other monies payable in respect of the Share held by them as joint holders. 36.7 No Distribution or redemption payment shall bear interest against the Company. 36.8 Any Distribution or redemption payment which cannot be paid to a Member and/or which remains unclaimed after six months from the date on which such Distribution becomes payable may, in the discretion of the Directors, be paid into a separate account in the Company's name, provided that the Company shall not be constituted as a trustee in respect of that account and the dividend or other Distribution shall remain as a debt due to the Member. Any Distribution or redemption payment which remains unclaimed after a period of six years from the date on which such Distribution or redemption payment becomes payable shall be forfeited and shall revert to the Company. 37 Books of Account 37.1 The Directors shall cause proper books of account (including, where applicable, underlying documentation including contracts and invoices) to be kept with respect to all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place, all sales and purchases of goods by the Company and the assets and liabilities of the Company, in accordance with the Statute. 37.2 The Directors shall determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Statute or authorised by the Directors or by the Company in general meeting. 37.3 The Directors may cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

34 38 Audit 38.1 The Directors may appoint an Auditor of the Company who shall hold office on such terms as the Directors determine. 38.2 Without prejudice to the freedom of the Directors to establish any other committee, if Shares are listed or quoted on the Recognised Exchange, and if required by the Recognised Exchange, the Directors shall establish and maintain an Audit Committee as a committee of the Directors and shall adopt a formal written Audit Committee charter and review and assess the adequacy of the formal written charter on an annual basis. The composition and responsibilities of the Audit Committee shall comply with the rules and regulations of the SEC and the Recognised Exchange. The Audit Committee shall meet at least once every financial quarter, or more frequently as circumstances dictate. 38.3 The remuneration of the Auditor shall be fixed by the Audit Committee (if one exists). 38.4 If the office of Auditor becomes vacant by resignation or death of the Auditor, or by his becoming incapable of acting by reason of illness or other disability at a time when his services are required, the Directors shall fill the vacancy and determine the remuneration of such Auditor. 38.5 Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the Auditor. 38.6 Auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at any time during their term of office, upon request of the Directors or any general meeting of the Members. 39 Nomination Committee 39.1 If Shares are listed or quoted on the Recognised Exchange, the Directors shall establish and maintain a Nomination Committee as a committee of the Directors and shall adopt a formal written Nomination Committee charter and review and assess the adequacy of the formal written charter on an annual basis. 39.2 The composition and responsibilities of the Nomination Committee shall comply with the rules and regulations of the SEC and the Recognised Exchange. 40 Notices 40.1 Notices shall be in writing and may be given by the Company to any Member either personally or by sending it by courier, post, cable, fax or email to him or to his address as shown in the Register of Members (or where the notice is given by email by sending it to the email address provided by such Member). Any notice, if posted from one country to another, is to be sent by airmail. Notice may also be served in accordance with the requirements of the Recognised Exchange. 40.2 Where a notice is sent by courier, service of the notice shall be deemed to be effected by delivery of the notice to a courier company, and shall be deemed to have been received on the third day (not including Saturdays or Sundays or public holidays) following the day on which the notice was delivered to the courier. Where a notice is sent by post, service of the notice shall be deemed to

35 be effected by properly addressing, pre paying and posting a letter containing the notice, and shall be deemed to have been received on the fifth day (not including Saturdays or Sundays or public holidays in the British Virgin Islands) following the day on which the notice was posted. Where a notice is sent by cable or fax, service of the notice shall be deemed to be effected by properly addressing and sending such notice and shall be deemed to have been received on the same day that it was transmitted. Where a notice is given by email service shall be deemed to be effected by transmitting the email to the email address provided by the intended recipient and shall be deemed to have been received on the same day that it was sent, and it shall not be necessary for the receipt of the email to be acknowledged by the recipient. 40.3 A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a Share or Shares in consequence of the death or bankruptcy of a Member in the same manner as other notices which are required to be given under the Articles and shall be addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred. 40.4 Notice of every general meeting shall be given in any manner authorised by the Articles to every holder of Shares carrying an entitlement to receive such notice on the date such notice is given except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the Register of Members and every person upon whom the ownership of a Share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Member where the Member but for his death or bankruptcy would be entitled to receive notice of the meeting, and no other person shall be entitled to receive notices of general meetings. 40.5 Where a law or the Articles requires information to be delivered or sent to, or to be served on, a person, section 10(1) of the Electronic Transactions Act shall be varied such that: (i) the originator of any electronic communication shall not be required to state that the receipt of the electronic communication is to be acknowledged; and (ii) unless the originator expressly requires an acknowledgment of receipt, the addressee shall not be required to acknowledge receipt. 41 Winding Up 41.1 If the Company shall be wound up the liquidator shall apply the assets of the Company in satisfaction of creditors' claims in such manner and order as such liquidator thinks fit. Subject to the rights attaching to any Shares, each Share will rank pari passu with each other Share in relation to the distribution of surplus assets on a winding up. 41.2 If the Company shall be wound up the liquidator may, subject to the rights attaching to any Shares and subject to contrary direction by Resolution of Members, divide amongst the Members in kind the whole or any part of the assets of the Company (whether such assets shall consist of property of the same kind or not) and may for that purpose value any assets and determine how the division shall be carried out as between the Members or different classes of Members. The liquidator may, subject to contrary direction by Resolution of Members, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator, subject to contrary direction by Resolution of Members, shall think fit, but so that no Member shall be compelled to accept any asset upon which there is a liability.

36 42 Indemnity and Insurance 42.1 Subject to Article 42.2 the Company shall indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who: (a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a Director, an officer or a liquidator of the Company; or (b) is or was, at the request of the Company, serving as a Director or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise. 42.2 Article 42.1 does not apply to a person referred to in that Article unless the person acted honestly and in good faith and in what he believed to be the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful. 42.3 The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful. 42.4 If a person referred to in this Article 42 has been successful in defence of any proceedings referred to therein, the person is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by the person in connection with the proceedings. 42.5 Expenses, including legal fees, incurred by a director (or former director) in defending any legal, administrative or investigative proceedings shall be paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the director (or former director, as the case may be) to repay the amount if it shall ultimately be determined that the director (or former director, as the case may be) is not entitled to be indemnified by the Company. Expenses, including legal fees, incurred by an officer (or former officer) in defending any legal, administrative or investigative proceedings may be paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the officer (or former officer, as the case may be) to repay the amount if it shall ultimately be determined that the officer (or former officer, as the case may be) is not entitled to be indemnified by the Company. 42.6 The indemnification and advancement of expenses provided by, or granted under, these Articles are not exclusive of any other rights to which the person seeking indemnification or advancement of expenses may be entitled under any agreement, Resolution of Members, resolution of disinterested Directors or otherwise, both as to acting in the person’s official capacity and as to acting in another capacity while serving as a Director. 42.7 The Directors, on behalf of the Company, shall purchase and maintain insurance for the benefit of any Director or other officer of the Company against any liability which, by virtue of any rule of law, would otherwise attach to such person in respect of any negligence, default, breach of duty or breach of trust of which such person may be guilty in relation to the Company.

37 43 Financial Year Unless the Directors otherwise prescribe, the financial year of the Company shall end on 31st December in each year and, following the year of incorporation, shall begin on 1st January in each year. 44 Transfer by Way of Continuation The Company shall, subject to the provisions of the Statute, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the British Virgin Islands and to be deregistered in the British Virgin Islands. 45 Mergers and Consolidations The Company shall, subject to the provisions of the Statute, have the power to merge or consolidate with one or more constituent companies (as defined in the Statute), upon such terms as the Directors may determine.

38 We, Maples Corporate Services (BVI) Limited of Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands in our capacity as registered agent for the Company hereby apply to the Registrar for the incorporation of the Company this 29th day of June 2021. Incorporator (Sgd. Denery Moses) ________________________________ Denery Moses Authorised Signatory Maples Corporate Services (BVI) Limited 29281271